Execution Version 4890-6401-8335 CONVERTIBLE DELAYED DRAW TERM LOAN AGREEMENT This Convertible Delayed Draw Term Loan Agreement (this “Agreement”) is made as of February __, 2024 by and among HARLEY-DAVIDSON, INC., a Wisconsin corporation (“Lender”), LIVEWIRE EV, LLC, a Delaware limited liability company (“Borrower”), and LIVEWIRE GROUP, INC., a Delaware corporation (“Guarantor”). 1. CREDIT FACILITY 1(a) Advances. (i) Lender agrees to lend to Borrower hereunder, in one or more borrowings on any business day during the Availability Period (as defined below), such sums as may be requested in writing by Borrower, in an aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000) or such greater amount as Lender may approve from time to time in its sole discretion, subject to the terms and conditions of this Agreement. As used herein, “Availability Period” means the period commencing on the date hereof and ending on (and including) the earlier of (A) the numerically corresponding day in the calendar month that is twenty-one (21) months after the date the first borrowing is funded under this Agreement (or, if such funding date is a day for which there is no numerically corresponding day in such twenty-first (21st) calendar month, then the last business day of such twenty-first (21st) calendar month), and (b) July 31, 2026. (ii) Lender’s obligation to fund any advance shall be subject to the satisfaction of the following conditions precedent (unless waived by Lender in writing): (1) Lender shall have received a written borrowing request in form reasonably acceptable to Lender and complying with the requirements of this Agreement requesting an advance in an amount equal to no less than $5,000,000 and no greater than $12,000,000; (2) the representations and warranties of Borrower set forth in this Agreement and in any other Loan Document (as defined below) shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such advance (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); (3) no Default or Event of Default (in each case as defined below) shall have occurred and be continuing or would result from such advance or from the application of proceeds thereof; (4) the aggregate principal amount of advances made by Lender (including the principal amount of the requested advance) (a) during the 30-day period ending on, and including, the date of the requested advance, shall not exceed $12,000,000, and (b) during the term of this Agreement, shall not exceed $100,000,000; and DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D 14

2 4890-6401-8335 (5) no more than one (1) advance shall be made during any 30-day period. Each advance request by Borrower hereunder and each advance shall be deemed to constitute a representation and warranty by Borrower on and as of the date of the applicable advance as to the matters specified in clause (2) and (3) above. (iii) Amounts borrowed under this Section 1(a) and repaid or prepaid may not be reborrowed. Lender shall maintain in its records an account or accounts evidencing the indebtedness of Borrower resulting from each advance outstanding hereunder, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Lender to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Borrower to repay advances in accordance with the terms of this Agreement. (iv) If requested by Lender, Borrower shall prepare, execute and deliver to Lender a promissory note in a form approved by Lender evidencing the advances outstanding hereunder from time to time (as any such promissory note may be amended, restated, supplemented and/or otherwise modified from time to time, a “Note”). 1(b) Interest. The outstanding principal under this Agreement shall bear interest at the Applicable Rate (as defined below), computed on the basis of a year consisting of 360 days but applied to the actual number of days elapsed (actual/360). Each advance made hereunder from time to time shall bear interest from and including the date such advance is made. Notwithstanding the foregoing, during the continuance of an Event of Default (as defined in Section 5), interest on the outstanding principal balance hereof shall accrue and will be paid at the rate in effect from time to time hereunder plus an additional 1.0% per annum, not to exceed, however, the maximum rate permitted by law. As used herein, “Applicable Rate” means, as to any advance, a floating rate per annum, as calculated by Lender as of the date of such advance and as of each June 1 and December 1 thereafter, equal to the sum of (i) the forward-looking term rate based on SOFR (i.e., the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate)) for a six-month interest period, plus (ii) 4.00%. 1(c) Payments. (i) Scheduled Payments. Borrower agrees to duly and punctually pay, with respect to each advance hereunder: (1) all accrued and unpaid interest on such advance on each Interest Payment Date (as defined below) prior to the Maturity Date (as defined below); provided, however, that Borrower may elect (and, to the DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

3 4890-6401-8335 extent of any failure to pay the applicable interest in cash when due, shall be deemed to have elected) to instead pay up to 100% of the amount of any such interest due on an Interest Payment Date in kind, in lieu of a payment of cash (any such interest, “PIK Interest”), by increasing the outstanding principal amount of the applicable advance (any such election, a “PIK Election”), in which case such PIK Interest shall be added to the outstanding principal balance of the applicable advance on such day, and (2) all outstanding principal (including PIK Interest) of such advance and accrued and unpaid interest on such advance on the Maturity Date. Notwithstanding any provision of this Agreement to the contrary, following the capitalization of any PIK Interest as described in the immediately preceding sentence, such PIK Interest shall no longer be treated as accrued and unpaid interest and, except for purposes of the $100,000,000 limitation on the principal amount to be advanced hereunder contemplated by Section 1(a)(i) and Section 1(a)(ii)(4) hereof (the “Facility Limit”), shall instead be treated as unpaid principal for all purposes hereunder. For the avoidance of doubt, (A) Borrower shall pay all interest either in cash or in the form of PIK Interest added to the outstanding principal amount of the applicable advance and, except as contemplated by Section 13, shall in no event have the right to pay interest by the delivery of equity interests or other non-cash assets, and (B) the amount of PIK Interest treated as unpaid principal from time to time shall be disregarded for purposes of determining compliance with the Facility Limit. As used herein: “Interest Payment Date” means May 31 and November 30 of each year; and “Maturity Date” means the earlier of (a) the numerically corresponding day in the calendar month that is twenty-four (24) months after the date the first borrowing is funded under this Agreement (or, if such funding date is a day for which there is no numerically corresponding day in such twenty-fourth (24th) calendar month, then the last business day of such twenty-fourth (24th) calendar month), and (b) October 31, 2026 (subject to extension in Lender’s sole discretion at Borrower’s request). Any extension of the Maturity Date shall be evidenced by a written instrument signed by both Lender and Borrower. (ii) Voluntary Prepayments. Borrower may voluntarily prepay the principal outstanding under this Agreement in whole or in part at any time, without premium or penalty, together with the accrued and unpaid interest on such prepaid principal, subject to (A) giving Lender at least five (5) business days’ prior written notice of such prepayment, and (B) each such prepayment being in the minimum amount of $5,000,000 or, if less, the entire principal balance then outstanding under this Agreement. (iii) Application of Payments and Prepayments. Lender shall apply payments and prepayments under this Agreement first to accrued and unpaid interest on the DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

4 4890-6401-8335 principal repaid or prepaid, then to outstanding principal and thereafter to any other amounts payable under this Agreement or any other Loan Documents (as defined below). (iv) Payments Due on Non-Business Days. Any amount otherwise due and payable under this Agreement on a day that is not a business day shall instead be due and payable on the next succeeding business day. As used in this Agreement, “Loan Documents” means this Agreement, any Note, the Guaranty (as defined in Section 12 of this Agreement), each agreement, instrument or other document evidencing, guaranteeing or securing, in whole or in part, the transactions contemplated by this Agreement and each related agreement, instrument or other document, in each case as amended, restated, supplemented and/or otherwise modified from time to time. 2. REPRESENTATIONS AND WARRANTIES Each of Borrower and Guarantor hereby represents and warrants to Lender as follows as of the date hereof and as of the date of each advance hereunder: 2(a) Legal and Enforceable Agreements. This Agreement is, and each of the other Loan Documents when executed and delivered by Borrower and/or Guarantor (as applicable) will be, legal, valid and binding obligations of Borrower and/or Guarantor (as applicable) enforceable in accordance with their respective terms and provisions, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general equitable principles. 2(b) Financial Statements. Any and all balance sheets, income statements, net worth statements and all other financial data which have heretofore been given to Lender or will be given to Lender in the future fairly present, in all material respects, Borrower’s and/or Guarantor’s (as applicable) financial condition as of the date thereof and results of operations for the periods set forth therein. 3. AFFIRMATIVE COVENANTS Each of Borrower and Guarantor hereby covenants and agrees with Lender as follows at all times from and after (i) the date of this Agreement, with respect to Section 3(c), and (ii) the date of the first borrowing under Section 1(a), with respect to each other covenant in this Section 3, until the indefeasible payment in full of all of the Obligations (as defined below) and termination of this Agreement (“Payment in Full”): 3(a) Required Notices. Borrower will give, or cause to be given, prompt written notice to Lender of: (i) any change in the name or the jurisdiction of organization of Borrower; and (ii) the occurrence of any act or event that (A) has resulted in any Event of Default (as defined in DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

5 4890-6401-8335 Section 5) or any event that, with or without the giving or receipt of notice, the acquisition of knowledge or the passage of time (or any combination thereof), would constitute an Event of Default (a “Default”) or (B) has had or could reasonably be expected to have a material and adverse effect upon Borrower’s and/or Guarantor’s ability to make payment as and when due of all or any part of its obligations hereunder (a “Material Adverse Effect”). 3(b) Reports, etc. (i) Borrower shall provide to Lender, contemporaneously with each submission or filing thereof, a copy of any report, registration statement, proxy statement, financial statement, notice or other document, whether periodic or otherwise, submitted to or filed by Borrower or Guarantor with any governmental or regulatory authority which in any case would reasonably be expected to have a material effect on (A) any of Borrower’s or Guarantor’s securities, (B) Borrower or Guarantor in a way that would reasonably be expected to have or has had a Material Adverse Effect, (C) the Obligations or (D) any of the transactions contemplated by this Agreement and/or the other Loan Documents, together with such supplements to the aforementioned documents and additional accounts, reports, certificates, statements, documents and information as Lender from time to time may reasonably request, each of which additional accounts, reports, certificates, statements, documents and information shall be in such form as may be reasonably acceptable to Lender. (ii) Each of Borrower and Guarantor will, and will cause each of its subsidiaries to, permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested. 3(c) Existence, Powers, etc. (i) Each of Borrower and Guarantor shall do, or cause to be done, all things that may be necessary (A) to maintain its due organization, valid existence and good standing under the laws of its jurisdiction of formation, and (B) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could reasonably be expected to have a Material Adverse Effect. (ii) Without Lender’s prior written consent, none of Borrower, Guarantor or any of their respective subsidiaries shall take or fail to take any action, or offer, commit or enter into any agreement or arrangement, if such action, failure to take action, agreement or arrangement would, or could reasonably be expected to, in any way restrict, limit, make subject to third-party approval or otherwise impair its right, power or authority (A) to execute or deliver this Agreement or any other Loan Document or any supplement, modification or amendment thereto or restatement or replacement thereof from time to time or (B) to perform any of its obligations hereunder or thereunder. DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

6 4890-6401-8335 (iii) Each of Borrower and Guarantor shall promptly and fully comply with, conform to and obey any and all applicable laws, rules, regulations and similar requirements of governmental authorities now or hereafter in effect in all material respects. 3(d) Use of Proceeds. The proceeds of the advances made hereunder shall be used for Borrower’s general corporate purposes. As used in this Agreement, “Obligations” means any and all indebtedness, obligations and liabilities of Borrower to Lender arising in connection with, or evidenced by, this Agreement and/or the other Loan Documents, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and together with all interest thereon, including all renewals, extensions and modifications of the foregoing or any part thereof. 4. NEGATIVE COVENANTS Each of Borrower and Guarantor hereby covenants and agrees with Lender that, at all times until Payment in Full, each of Borrower, Guarantor and their respective subsidiaries will not, without the prior written consent of Lender, directly or indirectly: 4(a) Indebtedness. Create, incur, assume, permit to exist, increase, renew or extend any indebtedness for borrowed money, however evidenced (including commitments, lines of credit and other credit availabilities; obligations evidenced by any promissory note, bond, debenture or other written obligation to pay money; obligations for the deferred purchase price of any asset, property or service; obligations under any hedging agreement or arrangement; obligations in respect of any letter of credit or banker’s acceptance; obligations under any finance lease or respecting any preferred stock bearing any mandatory dividend, interest or other return or subject to any repurchase or redemption; and obligations under any guaranty with respect to any such indebtedness of others), excluding, however: (i) indebtedness owed to Lender; (ii) purchase money indebtedness and finance lease obligations incurred in respect of the purchase or lease of assets or services in the ordinary course of business; (iii) hedging obligations incurred in the ordinary course of business to hedge against interest rate, commodity and other market risks and not for speculative purposes; (iv) obligations under letters of credit issued to support trade obligations and other commitments incurred in the ordinary course of business; (v) deferred purchase price obligations in connection with acquisitions permitted under Sections 4(d) and 4(e)(vi); and (vi) any other indebtedness outstanding on the date hereof and described on Schedule 4(a), including, to the extent the amount thereof is not increased and the maturity date thereof is not accelerated, renewals, replacements and extensions of such outstanding indebtedness. DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

7 4890-6401-8335 4(b) Liens and Encumbrances. Make, create, incur, assume or permit to exist any Lien (as defined below) of any nature in, to or against any part of any asset or property; excluding, however, (i) any Lien of Lender; (ii) statutory liens incurred in the ordinary course of business; (iii) in the case of real estate, easements, rights-of-way, restrictions, covenants and other agreements of record and other similar charges or encumbrances not interfering with the ordinary conduct of business; (iv) any deposits made or other security interests incurred in the ordinary course of business to secure the performance of tenders, bids, leases (other than finance leases) and similar obligations; (v) the security interests or liens (including leases treated as security interests or liens) encumbering assets purchased or property leased with financings permitted by Section 4(a) hereof so long as they respectively secure only the corresponding purchase money indebtedness or finance lease obligations; and (vi) currently existing Liens described on Schedule 4(b) to the extent that the amount secured by such Liens does not increase and such Liens do not extend to other assets. As used in this Agreement, “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement or preferential arrangement of any kind or nature whatsoever. 4(c) Sales, Dispositions, etc. Sell, transfer, exchange, abandon or otherwise dispose of all or any portion of its assets and properties other than in the ordinary course of business. 4(d) Investments, Loans, Advances, etc. Purchase or otherwise acquire or hold any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any equity interests, bonds, notes, debentures or other securities of, or any assets constituting an ongoing business from, or make any other investment in, any other individual or entity (each, an “Investment”), except for: (i) Investments existing as of the date hereof and described on Schedule 4(d); (ii) cash, cash equivalents and government securities and other similar liquid short-term investments; (iii) any loans or advances of salary to any officer or employee of Borrower, Guarantor or any of their respective subsidiaries in the ordinary course of business; (iv) existing and future investments in subsidiaries of Borrower and/or Guarantor; (v) acquisitions permitted under Section 4(e)(vi); and (vi) other Investments arising in the ordinary course of business. 4(e) Certain Fundamental Changes. Effect or enter into: (i) any issuance, sale, transfer, pledge or other disposition or encumbrance of any capital stock, partnership or membership interests or other equity interests issued by Borrower, Guarantor or any of their respective subsidiaries, or the issuance of any option, warrant or other right to acquire any such securities, except (A) in connection with investments in subsidiaries permitted under Section 4(e)(vi), and (B) in each other case, to the extent the net cash proceeds thereof are applied to the prepayment or repayment, as DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

8 4890-6401-8335 applicable, in full of all principal, interest and other amounts outstanding under this Agreement, with this Agreement to terminate automatically upon the final application of such net cash proceeds to such amounts (it being understood that, without limitation of the foregoing, unless Lender’s board of directors shall approve otherwise, Guarantor shall in no event issue any preferred equity interests, or establish any class of preferred equity interests, without either (i) applying the net cash proceeds thereof to the prepayment or repayment, as applicable, in full of all principal, interest and other amounts outstanding under this Agreement, with this Agreement to terminate automatically upon the final application of such net cash proceeds to such amounts, or (ii) entering into a modification of this Agreement to provide for convertibility of amounts outstanding under this Agreement into such preferred equity interests on terms and conditions satisfactory to Lender); (ii) any capital reorganization or reclassification of the capital stock, partnership or membership interests or other equity interests issued by Borrower, Guarantor or any of their respective subsidiaries, except for mergers or consolidations of subsidiaries with or into Borrower, Guarantor or other wholly-owned subsidiaries; (iii) any transaction in which the capital stock, partnership or membership interests or other equity interests issued by Borrower, Guarantor or any of their respective subsidiaries prior to the transaction would be changed into or exchanged for different securities, whether of that or any other individual or entity, or for any other assets or properties, except for mergers or consolidations of subsidiaries with or into Borrower, Guarantor or other wholly-owned subsidiaries ; (iv) any sale, lease, assignment, conveyance, spin-off or other transfer or disposition of all or any material part of the business or assets and properties of Borrower, Guarantor or any of their respective subsidiaries; (v) any merger, consolidation, dissolution, liquidation or winding up of Borrower, Guarantor or any of their respective subsidiaries; (vi) the acquisition or establishment of any new subsidiary or joint venture by Borrower, Guarantor or any of their respective subsidiaries, or the acquisition outside of the ordinary course of business by Borrower, Guarantor or any of their respective subsidiaries of any assets or properties of any other individual or entity; or (vii) any material change in the character of the business of Borrower, Guarantor or any of their respective subsidiaries as conducted on the date hereof. 4(f) Restricted Payments. While any amounts are outstanding under this Agreement: (i) declare or make any dividend, payment or other distribution of cash, assets or property with respect to any equity securities issued by Borrower or Guarantor, whether now or hereafter outstanding; or (ii) redeem, purchase or otherwise acquire any securities issued by Borrower or Guarantor or any option or other right to acquire any such securities; provided, however, that the foregoing does not prohibit any such dividends, payments, distributions, redemptions, purchases or acquisitions DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

9 4890-6401-8335 (A) on a ratable basis among the holders of Borrower’s or Guarantor’s common stock or that are made to, or entered into with, Lender or any wholly-owned subsidiary of Lender, or (B) made by any direct or indirect wholly-owned subsidiary of Guarantor to Guarantor or any wholly-owned subsidiary of Guarantor. For the avoidance of doubt, this Agreement does not restrict the use of any cash received by Borrower or Guarantor from the settlement of its outstanding warrants from time to time at the discretion of the management team(s) and/or board of directors of Borrower and/or Guarantor, as applicable, in a manner that does not conflict with the express terms of this Agreement. 4(g) Affiliate Transactions. Enter into any transaction with any of its affiliates, other than (i) any transaction in the ordinary course of business on terms and conditions not less favorable to Borrower, Guarantor or the applicable subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (ii) any transaction with Lender or any of Lender’s affiliates (other than Borrower, Guarantor and their respective subsidiaries); and (iii) any transaction otherwise expressly permitted by this Agreement. 5. EVENTS OF DEFAULT Each of the following shall constitute an “Event of Default” under this Agreement: 5(a) a default by Borrower or Guarantor in the payment of any amount due hereunder or under any other Loan Document on the due date, or any failure by Borrower to convert any Conversion Amount when required by Section 13, in each case, continuing for three (3) business days; 5(b) a default in the performance by Borrower or Guarantor of any non-monetary obligation or non-monetary covenant contained herein or in any other Loan Document (other than any failure by Borrower to convert any Conversion Amount when required by Section 13) continuing for (i) ten (10) days, in the case of any covenant contained in Section 4, and (ii) thirty (30) days after written notice of such default from Lender to Borrower, in the case of any other provision; 5(c) any representation or warranty made in this Agreement or any other Loan Document by Borrower or Guarantor shall prove to have been false or misleading in any material respect when made; 5(d) any report, statement, certificate, schedule or other document or information furnished (whether prior to, on or after the date hereof) in connection with this Agreement or any of the other Loan Documents by or on behalf of Borrower or Guarantor shall prove to have been false or misleading in any material respect when furnished; 5(e) Borrower or Guarantor shall become the subject of any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief under any federal, DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

10 4890-6401-8335 state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or shall have a receiver, trustee, custodian, conservator or similar official appointed for it or for a substantial part of its assets, or shall make a general assignment for the benefit of creditors, or shall take any corporate or other action for the purpose of effecting any of the foregoing or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or 5(f) any default occurs under (i) any other agreement or instrument evidencing indebtedness for borrowed money payable by Borrower, Guarantor or any of their respective subsidiaries (A) to Lender or any affiliate of Lender or (B) to any individual or entity other than Lender or any affiliate of Lender and, in the case of this clause (B) only, the outstanding principal balance thereof is $5,000,000 or more and such default results in the acceleration of such indebtedness for borrowed money, (ii) any transition services or similar agreement between Borrower, Guarantor or any of their respective subsidiaries, on the one hand, and Lender or any of its subsidiaries (excluding Borrower, Guarantor and their respective subsidiaries), on the other hand, which default involves the non- payment of $1,000,000 or more and/or permits the termination of such agreement, or (iii) the exclusivity provisions of that certain Contract Manufacturing Agreement dated as of September 26, 2022 between Harley-Davidson Motor Company Group, LLC and Borrower, as such agreement may be amended, restated, supplemented, replaced and/or otherwise modified from time to time; then, upon the occurrence thereof and for so long as such Event of Default is continuing, Lender shall be entitled to (i) declare all principal, interest and other amounts outstanding hereunder to be immediately due and payable and/or (ii) exercise or enforce any one or more of Lender’s rights, powers, privileges, remedies and interests under this Agreement, the other Loan Documents and applicable law; provided, however, that in the event of the occurrence of any of the Events of Default set forth in Section 5(e) above, then, simultaneously with that event, and without the necessity of any notice or other action by Lender, the principal, interest and other amounts outstanding hereunder shall automatically become immediately due and payable. 6. GOVERNING LAW; SEVERABILITY Each of Borrower and Guarantor agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the internal laws of the State of Wisconsin (without giving effect to conflict of law principles that provide for the application of the laws of another jurisdiction). If any provision of this Agreement shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it had never appeared herein, but the remaining provisions shall not be affected thereby. 7. NOTICES All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and shall be deemed to have been duly given or made when received, addressed as follows (or to such other address, facsimile DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

11 4890-6401-8335 number or e-mail address) as the applicable party may specify to the other in accordance with this Section from time to time): With respect to Borrower or Guarantor: 3700 West Juneau Avenue Milwaukee, WI 53208 Attention: Chief Financial Officer E-mail: tralisa.maraj@livewire.com With respect to Lender: Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, WI 53208 Attention: Lynda Johnson E-mail: Lynda.Johnson@harley-davidson.com 8. SUCCESSORS AND ASSIGNS All rights, powers, privileges and immunities granted herein or in any other Loan Document to Lender shall extend to its successors and permitted assigns and any other legal holder thereof. Neither Borrower nor Guarantor shall assign or otherwise transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Lender, which Lender may withhold or condition in its sole and absolute discretion, and Lender shall not assign or otherwise transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Borrower, not to be unreasonably withheld, conditioned or delayed (and such Borrower consent not to be required (a) while any Default or Event of Default has occurred and is continuing or (b) for any assignment by Lender to any of its affiliates). Any such purported assignment or transfer without such consent shall be voidable at the non-consenting party’s election and shall not relieve the other party of any of its obligations under this Agreement or any other Loan Document. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties’ respective successors and assigns. 9. EXPENSES; INDEMNITY Borrower shall pay or reimburse Lender for (a) all reasonable costs and expenses incurred by Lender and its affiliates (provided that Borrower shall only be responsible for fifty percent (50%) of the reasonable fees, charges and disbursements of counsel for Lender) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all costs and expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender) in connection with the enforcement, protection or preservation of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section or in defending against any claim made against Lender by Borrower or Guarantor or any third party as a result of or in any way relating to any matter DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

12 4890-6401-8335 referred to above in this Section, or (ii) in connection with the advances made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such advances. In addition, Borrower shall indemnify Lender and its affiliates (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any individual or entity (including Borrower and Guarantor) arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any advance hereunder or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, and each Indemnitee shall be an express third party beneficiary of the foregoing. 10. FURTHER ASSURANCES Each of Borrower and Guarantor agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Lender from time to time may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Agreement and the other Loan Documents, including, without limitation, in order to (a) give Lender confirmation and assurance of Lender’s rights, powers, privileges, remedies and interests under this Agreement, the other Loan Documents and applicable law, (b) better enable Lender to exercise any such right, power, privilege or remedy, (c) effectuate any conversion of amounts outstanding under this Agreement into equity interests as contemplated by this Agreement or (d) otherwise effectuate the purpose and the terms and provisions of this Agreement and the other Loan Documents, each in such form and substance as may be acceptable to Lender. 11. ENTIRE AGREEMENT; MODIFICATIONS This Agreement and the other documents referred to herein contain the entire agreement among Borrower, Guarantor and Lender with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Each and every supplement or amendment to or modification or restatement of this Agreement or any other Loan DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

13 4890-6401-8335 Document shall be in writing and signed by all of the parties hereto or the respective parties thereto, as the case may be, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Document shall be in writing and signed by each of the parties hereto or thereto, respectively. Each of Borrower and Guarantor agrees that time is of the essence under this Agreement. It is expressly agreed by each of Borrower and Guarantor that no extensions of time for the payment of amounts payable under this Agreement, nor the failure on the part of Lender to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Agreement, either in whole or in part. 12. LOAN GUARANTY 12(a) Guaranty. Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses, including, without limitation, all court costs and expenses (including the reasonable fees, charges and disbursements of counsel for Lender) paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower, Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. 12(b) Guaranty of Payment. This Section 12 (this “Guaranty”) is a guaranty of payment and not of collection. Guarantor waives any right to require Lender to sue Borrower, Guarantor, any other guarantor of, or any other individual or entity obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. 12(c) No Discharge or Diminishment of Guaranty. (i) Except as otherwise provided for herein, the obligations of Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full), including: (A) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (B) any change in the existence, structure or ownership of Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (C) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or its assets or any resulting release or discharge of any obligation of any Obligated Party; or (D) the existence of any claim, setoff or other rights which Guarantor may have at any DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

14 4890-6401-8335 time against any Obligated Party, Lender or any other individual or entity, whether in connection herewith or in any unrelated transactions. (ii) The obligations of Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party of the Guaranteed Obligations or any part thereof. (iii) The obligations of Guarantor hereunder are not discharged or impaired or otherwise affected by: (A) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (B) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; or (C) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than Payment in Full). 12(d) Defenses Waived. To the fullest extent permitted by applicable law, Guarantor hereby waives any defense based on or arising out of any defense of Borrower or Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of Borrower, Guarantor or any other Obligated Party, other than Payment in Full. Without limiting the generality of the foregoing, Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any individual or entity against any Obligated Party or any other individual or entity. Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Lender may, at its election, act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of Guarantor under this Guaranty, until Payment in Full has occurred. To the fullest extent permitted by applicable law, Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against any Obligated Party or any security. 12(e) Rights of Subrogation. Guarantor will not assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until Payment in Full has occurred. DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

15 4890-6401-8335 12(f) Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise (including pursuant to any settlement entered into by Lender in its discretion), Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by Guarantor forthwith on demand by Lender. 12(g) Information. Guarantor (i) assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs under this Guaranty, and (ii) agrees that Lender shall not have any duty to advise Guarantor of information known to it regarding those circumstances or risks. 12(h) Taxes. Each payment of the Guaranteed Obligations will be made by Guarantor without withholding for any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. 13. CONVERSION The Conversion Amount (as defined below) shall be convertible into validly issued, fully paid and nonassessable shares of common stock of Guarantor (“Shares”) on the terms and conditions set forth in this Section 13. 13(a) Convertibility. If on the Maturity Date Lender determines, acting reasonably and in good faith, that Borrower and Guarantor lack the financial wherewithal to repay all outstanding advances and accrued and unpaid interest in cash on the Maturity Date, then, except to the extent Borrower and Lender agree in writing to alternate terms of settlement, all such outstanding advances and accrued and unpaid interest remaining unpaid on the Maturity Date, to the extent of such financial inability to make repayment as so determined by Lender acting reasonably and in good faith, shall be converted into Shares on the Maturity Date in accordance with Section 13(c). DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

16 4890-6401-8335 13(b) Conversion Rate. The number of Shares (including fractional Shares) issuable upon conversion of any Conversion Amount pursuant to Section 13(a) shall be determined by dividing (i) such Conversion Amount by (ii) the Conversion Price. (i) “Conversion Amount” means the sum of (A) the outstanding principal amount of advances that Lender has determined, acting reasonably and in good faith, to be subject to conversion pursuant to Section 13(a) that is not paid in cash on the Maturity Date, and (B) all accrued and unpaid interest with respect to such principal amount. (ii) “Conversion Price” means a price per Share, determined as of the Maturity Date using a commercially reasonable method agreed by the parties, each acting reasonably and in good faith, equal to 90% of the trailing average per share volume- weighted average price of the Shares over the previous thirty (30) trading days. 13(c) Mechanics of Conversion. If Lender determines that all or any portion of the outstanding advances will be subject to conversion on the Maturity Date in accordance with this Agreement, Lender shall deliver to Borrower not later than the Maturity Date, in accordance with Section 7, an executed notice of conversion (a “Conversion Notice”) that specifies (i) the Conversion Price and (ii) the Conversion Amount. Lender shall be treated for all purposes as the record holder of the Shares issued upon such conversion from and after the Maturity Date. Borrower shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any Shares upon conversion of any Conversion Amount. Upon the consummation of a conversion of any Conversion Amount in compliance with this Section 13, only such Conversion Amount shall be deemed to have been paid, and any and all other amounts outstanding hereunder from time to time and not converted into Shares shall continue as obligations under, and shall be governed by the terms of, this Agreement. If Guarantor shall fail, for any reason or for no reason, to properly issue Shares (or recognize the issuance of Shares) in connection with any conversion hereunder, then, in addition to all other remedies available to Lender, Lender, upon written notice to Borrower, may void such conversion and retain all of its rights hereunder with respect to any portion of the advances (and related interest) that has not been effectively converted pursuant to this Agreement. Nothing herein shall limit Lender’s right to pursue any other remedies available to it under this Agreement, at law or in equity, which remedies each of Borrower and Guarantor acknowledges and agrees include a decree of specific performance and/or injunctive relief with respect to Borrower’s and/or Guarantor’s failure to perform its obligations in connection with any conversion of advances. [Signature Page Follows] DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D

Convertible Delayed Draw Term Loan Agreement IN WITNESS WHEREOF, the undersigned have signed below as of the date first set forth above. LIVEWIRE EV, LLC (“Borrower”) By: Name: Tralisa Maraj Title: Chief Financial Officer LIVEWIRE GROUP, INC. (“Guarantor”) By: Name: Tralisa Maraj Title: Chief Financial Officer HARLEY-DAVIDSON, INC. (“Lender”) By: Name: Jonathan Root Title: Chief Financial Officer DocuSign Envelope ID: 14ADB087-70E8-4937-90E4-153420EAFA7D